SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2013

EMERSON RADIO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-07731	22-3285224
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 University Plaza, Suite 405, Hackensack, New Jersey 07601

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (973) 428-2000

Not Applicable

(Former Address, if changed since Last Report) (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The Board of Directors of Emerson Radio Corp. (the “Company”) has empowered a Special Committee to evaluate possible strategic alternatives intended to enhance stockholder value. The Special Committee has engaged Lazard Middle Market LLC (“LMM”) as financial advisor to advise and assist the Special Committee in analyzing the Company’s business and financial condition, and exploring and evaluating strategic alternatives. The Special Committee is comprised solely of independent directors and was constituted by the Board to, among other things, (i) independently evaluate and seek to achieve the best value for all of the Company’s stockholders with respect to any strategic alternatives that may be proposed by parties interested in entering into a strategic transaction with the Company, (ii) solicit, explore, review, analyze and independently evaluate strategic alternatives available to the Company for maximizing stockholder value and (iii) independently evaluate and determine whether the Company should declare and pay any dividend or distribution of cash or assets to stockholders of the Company. The Special Committee has also retained independent legal counsel.

The work of the Special Committee and LMM is at an early stage and its outcome is highly unpredictable. The Special Committee is empowered to consider a wide range of alternatives, some of which can be approved and executed by the Special Committee on its own, without approval by the Board or stockholders. The Special Committee would, however, have to obtain Board approval for any transaction that would require stockholder approval pursuant to the Delaware General Corporation Law. There can be no assurance that Board or stockholder approval would be received for any such transaction recommended by the Special Committee. Nor can there be any assurance that the Special Committee will pursue, undertake or, if required, recommend any strategic alternative to the Board, or that any strategic alternative undertaken or recommended by the Special Committee will result in the consummation of a transaction in the future or provide any benefit to the Company’s stockholders. The Company does not plan to disclose the progress of the Special Committee’s work or comment on any developments regarding the strategic alternatives being considered by the Special Committee unless and until the Special Committee and, if necessary, the Board of Directors approves a specific transaction or the Special Committee otherwise concludes its review and analysis of strategic alternatives.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including the statements under “Risk Factors” contained in the Company’s reports filed with the Securities and Exchange Commission, and including the risks and uncertainties of whether any strategic alternative will be identified by the Special Committee, whether it will be pursued, whether it will receive Board and stockholder approval if necessary, whether it will be consummated and, if consummated, whether it will enhance value for all stockholders of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON RADIO CORP.

By:	/s/ Andrew L. Davis
Andrew L. Davis
Chief Financial Officer

Dated: January 28, 2014